UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 30, 2014

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment

This Form 8-K/A is filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by SolarCity Corporation on August 4, 2014. This Amendment is being filed to provide a description of the compensation arrangements with Mr. Brad Buss.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

As previously announced, SolarCity Corporation (“SolarCity”) has appointed Brad Buss as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer effective, as of August 11, 2014.

Mr. Buss, 50, had previously served as Chief Financial Officer and Executive Vice President, Finance and Administration of Cypress Semiconductor Corp., a semiconductor design and manufacturing company, from August 2005 until June 2014, as Vice President of Finance of Altera Corp., a semiconductor design and manufacturing company, from March 2000 to March 2001 and from October 2001 to August 2005, and as Chief Financial Officer of Zaffire, Inc., a developer and manufacturer of optical networking equipment, from March 2001 to October 2001. Mr. Buss has served as a member of the board of directors of Tesla Motors, Inc. since November 2009 and CafePress.com since October 2007. Mr. Buss holds a B.A. in economics from McMaster University and an honors business administration degree, majoring in finance and accounting, from the University of Windsor.

Mr. Buss has no family relationships with any director, executive officer, or person nominated or chosen by SolarCity to become a director or executive officer of SolarCity. Mr. Buss is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangements

Mr. Buss will be paid an annual base salary of $270,000. In addition, Mr. Buss will have an annual cash bonus opportunity of $230,000, with payment of any fiscal 2014 bonus pro rated for the part of the year that Mr. Buss is employed by SolarCity.

Following the commencement of Mr. Buss’s employment with SolarCity, it will be recommended to the Compensation Committee of SolarCity’s Board of Directors that Mr. Buss be granted the following equity incentive awards:

•	a restricted stock unit award (RSU) for 100,000 shares of SolarCity common stock, which RSU shall vest as to 1/4 of the shares subject to the RSU on each anniversary of the effective date of grant; and

•	performance stock option awards to purchase up to an aggregate of 450,000 shares of SolarCity common stock at a per share purchase price equal to the fair market value a share of SolarCity’s common stock on the effective date of grant, which performance stock option awards shall vest and become exercisable pursuant to the achievement of certain performance objectives.

All vesting under the equity incentive awards shall be subject to Mr. Buss’s continued employment with SolarCity. Mr. Buss will also be eligible to participate in the compensation and benefit programs generally available to SolarCity employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

By:	/s/ Lyndon R. Rive
Lyndon R. Rive
Chief Executive Officer

Date: August 11, 2014